Exhibit 99.2

ASSET ENTITIES INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL meeting OF STOCKHOLDERS – [__], 2025 at [__], Central Daylight Time

CONTROL ID:
REQUEST ID:

The undersigned stockholder(s) of Asset Entities Inc., a Nevada corporation, acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, dated [__], 2025, hereby revoke(s) any proxy or proxies heretofore given, and hereby constitute(s) and appoint(s) Arshia Sarkhani and Matthew Krueger, or any of them, acting singly in the absence of the other, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock, $0.0001 par value per share (the “Existing Class A Common Stock”), or Class B Common Stock, $0.0001 par value per share (the “Existing Class B Common Stock”), that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting to be held at [__] Central Daylight Time on [__], 2025, and any adjournment or postponement thereof, and in his discretion upon any other matter which may properly come before said meeting, and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the matters described below. The undersigned hereby revokes all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.

FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.

INTERNET:	https://www.iproxydirect.com/ASST

PHONE:	1-866-752-VOTE(8683)

SPECIAL MEETING OF THE STOCKHOLDERS OF ASSET ENTITIES INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1	Proposed by Asset Entities Inc.	à	FOR	AGAINST	ABSTAIN
	To approve and adopt an (i) amendment and restatement of the existing Articles of Incorporation of Asset Entities Inc. (“Asset Entities”), which, among other things, (A) redesignates the Existing Class A Common Stock as “Class B Common Stock” (which will continue to be high vote stock), $0.001 par value per share (the “New Class B Common Stock”), and redesignates the Existing Class B Common Stock as “Class A Common Stock” (which will continue to be low vote stock), $0.001 par value per share (the “New Class A Common Stock” and, together with the New Class B Common Stock, the “New Common Stock”), and (B) changes the name of Asset Entities to “Strive, Inc.”, and (ii) amendment and restatement of the existing Bylaws of Asset Entities, in connection with the merger (the “Merger”) of Alpha Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Asset Entities (“Merger Sub”), with and into Strive Enterprises, Inc., an Ohio corporation (“Strive”), with Strive being the surviving entity in accordance with the Amended and Restated Agreement and Plan of Merger, dated as of June 27, 2025, by and among Asset Entities, Merger Sub and Strive (the “Merger Agreement”).		☐	☐	☐	Control ID: REQUEST ID:
Proposal 2	Proposed by Asset Entities Inc.	à	FOR	AGAINST	ABSTAIN
	To approve the (i) issuance of the New Class B Common Stock in the Merger, which will represent (or are convertible into) more than 20% of the shares of New Common Stock outstanding immediately prior to the Merger pursuant to Nasdaq Listing Rule 5635(a), and (ii) change of control resulting from the Merger pursuant to Nasdaq Listing Rule 5635(b).		☐	☐	☐
Proposal 3	Proposed by Asset Entities Inc.	à	FOR	AGAINST	ABSTAIN
	To approve the issuance of securities, including (i) shares of New Class A Common Stock to certain investors, (ii) shares of New Class A Common Stock to certain contributors of digital assets pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, and (iii) related warrants, in each case to be issued concurrently with the closing of the transactions contemplated by the Merger Agreement, which, collectively, will represent (or are convertible into) more than 20% of the shares of New Common Stock outstanding immediately prior to such issuance pursuant to Nasdaq Listing Rule 5635(d).		☐	☐	☐
Proposal 4	Proposed by Asset Entities Inc.	à	FOR	AGAINST	ABSTAIN
	To approve the adjournment of the Special Meeting of Stockholders to a later date if necessary to solicit additional proxies.		☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSALS 1, 2, 3 AND 4.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR postponement THEREOF.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2025

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)